Exhibit 10.2

AMENDMENT NO. 2 TO SUBORDINATED UNSECURED PROMISSORY NOTE

This Amendment No. 2 to Subordinated Unsecured Promissory Note (this “Amendment”), is entered into effective as of July 31, 2011 by and between Great American Group, Inc., a Delaware corporation (“Maker”) and [                    ] (“Payee”).

WHEREAS, Payee is the holder of that certain Subordinated Unsecured Promissory Note dated as of July 31, 2009, as amended by Amendment No. 1 to Subordinated Unsecured Promissory Note dated as of April 30, 2010, made by Maker in the original aggregate principal amount of Twenty-Three Million Four Hundred Ninety-Eight Thousand One Hundred Thirty-Six Dollars and Three Cents ($23,498,136.03)(the “Principal Amount”) (as amended, the “Note”);

WHEREAS, on October 27, 2010, Payee agreed to waive any and all rights to receive payment of the interest due under the Note on each of October 31, 2010, January 31, 2011 and April 30, 2011, and to permit Maker to delay payment of the interest due on each such date until July 31, 2011 (the “Waiver”, and such interest, an aggregate of $881,180.10, the “Deferred Interest”);

WHEREAS, pursuant to the Note and the Waiver, Maker is obligated to pay Payee the Deferred Interest on July 31, 2011; and

WHEREAS, Maker and Payee desire to amend the Note to provide that the principal amount of the Note shall be increased by the amount of the accrued but unpaid Deferred Interest, in full satisfaction of the Company’s obligation to pay the Deferred Interest, in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Maker and Payee hereby agree to amend the Note as follows:

1. Increase to Principal. The principal sum due under the Note is hereby increased by the amount of the Deferred Interest to a total of Twenty-Four Million Three Hundred Seventy-Nine Thousand Three Hundred Sixteen Dollars and Thirteen Cents ($24,379,316.13), and all references in the Note to the principal amount of the Note shall refer to such amount.

2. Satisfaction of Deferred Interest. Maker and Payee hereby confirm and agree that upon the effective date of this Amendment, Maker shall be deemed to have satisfied its obligations to pay interest on the Note through the period ending July 31, 2011.

3. Amendment.

(a) The second sentence of Section 2 of the Note is hereby restated and replaced in its entirety with the following sentence:

“Any and all such prepayments and any other payments under this Note, including any interest payments and Cash Flow Payments, shall be applied in the following order: first,

to any unpaid fees, costs and expenses under the Note; second, to accrued and unpaid interest on the Note; third, to that portion of the principal due under this Note attributable to the Deferred Interest (as that term is defined in Amendment No. 2 to the Note); fourth, to payment of unpaid principal under the Note.”

4. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Note.

5. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

6. Entire Agreement. This Amendment and the Note constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Note and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Note.

8. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MAKER: GREAT AMERICAN GROUP, INC.

By:	/S/ PAUL ERICKSON
	Name:	Paul Erickson
	Title:	Chief Financial Officer

PAYEE:

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By:	[ ]

SIGNATURE PAGE TO AMENDMENT NO. 2 TO SUBORDINATED SECURED PROMISSORY NOTE